Exhibit 99.1

[TECO Energy, Inc. letterhead]

                                    FOR IMMEDIATE RELEASE


Contact:  Mitch Lubitz
          Office: 813-228-4281
          Internet: http://www.tecoenergy.com
          Home: 813-521-1202

TECO ENERGY ANNOUNCES SALE OF OIL & GAS ASSETS
     TAMPA, Jan. 14, 1998 --   TECO Energy, Inc. today announced

that it has entered into an agreement to sell the offshore Gulf of Mexico assets of  TECO Oil & Gas for $57.5 million. The

purchaser is American Resources Offshore, a wholly-owned

subsidiary of  American Resources of Delaware (NASDAQ: GASS).

     TECO Energy expects to report a pre-tax gain reflecting this transaction in the first quarter. Closing is scheduled for the middle of February, subject to the buyer s due diligence.

     Said TECO Energy President and Chief Executive Officer,

Girard F. Anderson,  All along, we felt we had built good value in this business, and this transaction certainly confirms that.

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TECO Energy -- 2

     Initial sales efforts were focused on offshore assets which constitute the majority of the TECO Oil & Gas holdings.  The company now will turn its attention to the sale of onshore

assets.

     Said Anderson,  TECO Energy s separate coalbed methane gas

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                                                     Exhibit 99.1

production business will not be a part of this sale, and we

continue to be pleased with it.

     TECO Energy is a diversified, energy-related holding company headquartered in Tampa. Its principal businesses include Tampa

Electric, Peoples Gas, TECO Transport, TECO Coal, TECO Coalbed

Methane, TECO Power Services, Bosek, Gibson and Associates and

TeCom, which currently is marketing an advanced, commercial and residential, interactive energy management system.



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